                                                                                                   Exhibit (a) (iv)

                                     PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                                               ARTICLES OF AMENDMENT

          Permanent  Portfolio  Family of Funds,  Inc.,  a Maryland  corporation,  having its  principal  office in
Baltimore  City,  Maryland  ("Corporation"),  hereby  certifies to the State  Department  of  Assessments  and
Taxation of Maryland that:

         FIRST:   The  Corporation is registered as an open-end  company under the Investment  Company Act of 1940, as amended.

         SECOND:  The name of the "Capital  Shares" class of capital stock of the  Corporation is hereby changed to
"Common Stock."

         THIRD:   The amendment does not increase the authorized capital stock of the Corporation.

         FOURTH:  The  foregoing  amendment to the  Corporation's  charter was approved by a majority of the entire
Board of  Directors  and is limited to a change  expressly  authorized  by Section  2-605 of the  Maryland  General
Corporation Law to be made without action by the stockholders.

         IN WITNESS WHEREOF,  Permanent  Portfolio Family of Funds,  Inc. has caused these presents to be signed in its name and on its behalf by its President and attested to by its Treasurer on this 1st day of May, 2008.

                                            PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.

                                            By:  /s/ Michael J. Cuggino
                                                 _______________________
                                                 Michael J. Cuggino
                                                 President

ATTEST:

/s/ James H. Andrews
_______________________
James H. Andrews
Treasurer

         THE UNDERSIGNED,  President of Permanent  Portfolio  Family of Funds,  Inc., who executed on behalf of the
Corporation the foregoing  Articles of Amendment,  of which this certificate is made a part,  hereby  acknowledges, in the name and on behalf of said  Corporation,  the  foregoing  Articles of Amendment to be the  corporate  act of said  Corporation and hereby certifies that to the best of his knowledge,  information and belief,  the matters and facts set forth therein with respect to the  authorization  and approval thereof are true in all material  respects under the penalties of perjury.

                                                 /s/ Michael J. Cuggino
                                                 _______________________
                                                 Michael J. Cuggino
                                                 President